Exhibit 99.1

VIRGIN AMERICA REPORTS FIRST QUARTER 2016 EARNINGS
Company Reports Record First Quarter Pre-Tax Income, with a 171 Percent Increase Year over Year
San Francisco - April 28, 2016 - Virgin America (NASDAQ: VA) today reports its financial results for the first quarter 2016. Key highlights include:

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First quarter 2016 net income excluding special items[1] was $18.4 million, an increase of 74.5 percent from the first quarter of 2015. Operating income and operating margin excluding special items were $33.2 million and 9.1 percent, improving 152.8 percent and 5.1 points, respectively.

•	On a GAAP basis, net income was $17.5 million. Operating income and operating margin on a GAAP basis were $31.9 million and 8.8 percent, respectively.

•	Fully diluted earnings per share excluding special items was $0.41. On a GAAP basis, fully diluted earnings per share was $0.39.

•	On April 1, 2016, subsequent to quarter end, Virgin America entered into a merger agreement with Alaska Air Group, Inc.
"Virgin America performed exceptionally well as we entered 2016," said David Cush, Virgin America's President and Chief Executive Officer. "We reported record first quarter net income driven by continued unit revenue outperformance as compared with the domestic industry and the benefit of lower fuel costs. Importantly, we achieved these results with capacity growth of nearly 16 percent in the first quarter while also maintaining our focus on non-fuel unit costs. The proposed merger with Alaska Air Group recognizes the successful business model we have built at Virgin America in just nine short years."
First Quarter 2016 Financial Highlights

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Capacity: Available seat miles (ASMs) for the first quarter of 2016 increased 15.8 percent year-over-year compared with the first quarter of 2015. Virgin America took delivery of two new Airbus A320 aircraft in the first quarter of 2016, ending the quarter with 60 total Airbus A320-family aircraft of which 58 were in service, compared to 53 aircraft in service at the end of the first quarter of 2015.

•	Operating Revenue: Total operating revenue was $364.0 million, an increase of 11.5 percent over the first quarter of 2015.

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Revenue per Available Seat Mile (RASM): Passenger revenue per available seat mile (PRASM) decreased 3.8 percent compared to the first quarter of 2015, to 9.88 cents, driven by a 3.7 percent decrease in yield. Total RASM decreased 3.7 percent year-over-year.

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Cost per Available Seat Mile (CASM): Total CASM excluding special items decreased 8.8 percent compared to the first quarter of 2015, to 10.13 cents. A decrease in fuel costs was the primary factor in the decline in CASM. Salaries, wages and benefits costs included a $3.4 million accrual for teammate profit sharing and related payroll taxes. CASM excluding special items, fuel costs and profit sharing for the quarter increased 1.8 percent year-over-year, to 7.96 cents. Total CASM on a GAAP basis decreased 7.8 percent compared to the first quarter of 2015, to 10.17 cents.

•	Fuel Expense: Virgin America realized an average economic fuel cost per gallon including taxes and the impact of hedges of $1.57, which was 35.9 percent lower year-over-year.

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Special Items: Special items in the first quarter of 2016 consist of $1.6 million of costs related to the merger agreement with Alaska Air Group, Inc., signed on April 1, 2016 and an aggregate of $0.4 million of out-of-period fuel related adjustments.

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Operating Income: First quarter 2016 operating income excluding special items was $33.2 million, an increase of 152.8% compared to the first quarter of 2015. The Company’s operating margin excluding special items of 9.1 percent improved by 5.1 points year-over-year.

•	Income before Taxes: Pre-tax income excluding special items was $29.4 million during the first quarter of 2016, an increase of 170.8% versus the first quarter of 2015.

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Net Income: Net income excluding special items for the first quarter increased by 74.5 percent year-over-year to $18.4 million. The Company recorded a provision for income taxes excluding special items of $10.3 million in the first quarter of

1 Please see "GAAP to Non-GAAP Reconciliations" for reconciliations of non-GAAP financial measures used in this release and the reasons management uses these measures.

2016. Virgin America did not record a material provision for income taxes in the first quarter of 2015 due to the valuation allowance recorded against the company's deferred income tax assets. During the fourth quarter of 2015, the Company released substantially all of this valuation allowance.

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Fully Diluted Earnings per Share (EPS): Fully diluted earnings per share excluding special items was $0.41 for the first quarter of 2016. First quarter 2016 fully diluted earnings per share was $0.39 on a GAAP basis.

•	Liquidity: Unrestricted cash was $562.8 million as of March 31, 2016. Virgin America generated $95.3 million of operating cash flow during the quarter.
Recent Operational Highlights

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Rated the number one carrier in the 2016 Airline Quality Report, an annual analysis of airline performance metrics like on-time performance and baggage handling, conducted by Wichita State University and Embry-Riddle Aeronautical University. This is the fourth consecutive year Virgin America has achieved the number one rating in this report.

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Began its new three-time daily service from San Francisco International Airport (SFO) to Denver International Airport (DEN), the number one requested destination by its high-tech corporate accounts. Virgin America is the only airline on the route to offer three classes of service, WiFi, power outlets, on-demand food ordering and touch-screen seatback entertainment on every flight. To support its growth in the region, Virgin America also opened a new Customer Contact Center in Denver.

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Announced its plans to expand its new Hawai’i services with daily nonstop flights from Los Angeles International Airport (LAX) to Honolulu, Oahu starting on May 5, 2016, and Kahului, Maui starting on June 14, 2016.  The airline also announced the expansion of its seasonal service from San Francisco International Airport (SFO) to Palm Springs International Airport (PSP) to a year-round flight schedule.

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Launched a new loyalty partnership with Starwood Preferred Guest® (SPG®), the award-winning loyalty program of Starwood Hotels & Resorts Worldwide Inc. The partnership allows SPG members to transfer Starpoints into Elevate points while Elevate members can earn points for Starwood hotel stays. During the quarter, Virgin America grew its frequent flyer base to approximately 4.1 million Elevate members.

•	Introduced a suite of new products to its website, allowing guests to customize their travel while increasing ancillary revenue opportunities for the airline.

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Continued to roll out its new state-of-the-art Red® in-flight entertainment system across its fleet, which features higher resolution capacitive touch screens and Android-based software that allows for three times more content - along with the first surround-sound listening experience to be offered by an airline.

•	Took delivery of two new Airbus A320 aircraft in the first quarter of 2016, with an additional three scheduled to be delivered in the second quarter of 2016.
Virgin America Live Webcast of First Quarter 2016 Financial Results
Virgin America will hold a live webcast to discuss the above results, details as follows:

When:	April 28, 2016, 9:00 AM Pacific Time / 12:00 PM Eastern Time
Who:	President and Chief Executive Officer, David Cush
Senior Vice President and Chief Financial Officer, Peter Hunt
Senior Vice President - Planning and Sales, John Macleod
Web address:	The webcast will be available at: http://ir.virginamerica.com
Replay:	A replay will be available within 24 hours of the webcast and will be archived on the Company's website for a period of time.

Virgin America Inc. Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended March 31,
	2016	2015	% Change
Operating Revenues:
Passenger revenue	$322,631	$289,364	11.5
Other revenue	41,378	36,987	11.9
Total operating revenue	364,009	326,351	11.5
Operating Expenses:
Salaries, wages and benefits	78,868	64,733	21.8
Aircraft fuel	67,277	88,558	(24.0)
Aircraft rent	47,320	44,982	5.2
Landing fees and other rent	39,132	33,983	15.2
Sales and marketing	32,388	26,379	22.8
Aircraft maintenance	16,834	13,834	21.7
Depreciation and amortization	7,806	4,103	90.3
Other operating expenses	40,809	34,396	18.6
Merger-related costs	1,647	—	NM
Total operating expenses	332,081	310,968	6.8

Operating income	$31,928	$15,383	107.6

Operating margin	8.8%	4.7%	4.1	pts

Other expense	(3,794)	(2,273)	66.9
Income before taxes	28,134	13,110	114.6
Income tax expense (benefit)	10,680	324	NM
Net income	$17,454	$12,786	36.5

Net income per share:
Basic	$0.39	$0.30
Diluted	$0.39	$0.29
Shares used for computation:
Basic	44,230	43,184
Diluted	44,618	44,618

KEY OPERATING STATISTICS

	Three months ended March 31,
	2016	2015	% Change
Available seat miles - ASMs (millions)	3,265	2,819	15.8
Departures	16,016	13,828	15.8
Average stage length (statute miles)	1,423	1,425	(0.1)
Aircraft in service (end of period) (1)	58	53	9.4
Fleet utilization (block hours per day)	10.4	10.1	3.0

Passengers (thousands)	1,766	1,523	16.0
Average fare	$182.70	$190.03	(3.9)
Yield per passenger mile (cents)	12.34	12.82	(3.7)
Revenue passenger miles - RPMs (millions)	2,615	2,257	15.9
Load factor	80.1%	80.1%	—	pts
Passenger revenue per available seat mile - PRASM (cents)	9.88	10.27	(3.8)
Total revenue per available seat mile - RASM (cents)	11.15	11.58	(3.7)

Cost per available seat mile - CASM (cents)	10.17	11.03	(7.8)
CASM excluding special items (cents)	10.13	11.11	(8.8)
CASM excluding special items, fuel costs and profit sharing (cents)	7.96	7.82	1.8
Fuel cost per gallon	$1.56	$2.39	(34.7)
Fuel cost per gallon excluding special items	$1.57	$2.45	(35.9)
Fuel gallons consumed (thousands)	43,072	37,026	16.3
Teammates (FTEs)	2,715	2,429	11.8

(1) Excludes two deliveries during the first quarter of 2016 that have not yet been placed in service as of March 31, 2016.

Additional Information About the Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the merger of Virgin America with a wholly-owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). On April 22, 2016, Virgin America filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the merger. When completed, a definitive proxy statement will be filed with the SEC and mailed to stockholders of Virgin America and will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation
Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement filed on April 22, 2016, as may be updated or supplemented by the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.
Forward-Looking Statements
Statements in this earnings release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “would,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, the Company’s estimates of financial results or performance or actions the Company may take in the future, are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at which or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the announcement of our merger agreement to be acquired by Alaska Air Group; the failure to complete the merger with Alaska Air Group; the price and availability of aircraft fuel; the Company’s ability to compete in an extremely competitive industry; the successful execution and implementation of the Company’s strategy; security concerns resulting from any threatened or actual terrorist attacks or other hostilities; the Company’s reliance upon technology and automated systems to operate its business; the potential effects of emergencies, accidents or similar incidents on the Company’s reputation and business; changes in economic conditions; the Company’s limited profitable operating history; changes in governmental regulations; and the Company’s ability to obtain financing or access capital markets. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of April 28, 2016, and which the Company has no current intention to update. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions of these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as required by law.
GAAP to Non-GAAP Reconciliations
The Company evaluates its financial performance using various financial measures, some of which are measures calculated under GAAP, and some of which use alternative methods of calculation (non-GAAP). These measures include operating income/loss, operating margin, net income/loss, net earnings/loss per share and CASM, among others. Pursuant to SEC Regulation G, the Company has included the following reconciliations of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. The Company believes that adjusting CASM for certain special items is useful to investors because the items are not expected to be incurred on a regular basis in future periods. The Company also believes that excluding fuel costs from CASM is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that reporting economic fuel cost per gallon excluding gains or losses on hedges that related to future periods is useful to investors because such gain or loss is not indicative of the actual future value of the underlying hedge contract, and the Company believes that excluding such gain or loss helps investors to understand the core operating performance in the current period. In addition, the Company believes that excluding profit sharing costs from CASM better allows investors to understand the core operating cost performance for the period and provides for a more meaningful comparison of the costs of the Company’s operations to those of the rest of the industry.
Non-GAAP Statement of Operations and Net Income Excluding Special Items (in thousands except percentages):

	Three months ended March 31,
	2016	2015	% Change
Operating income, as reported	$31,928	$15,383
Add: merger-related costs (1)	1,647	—
Add (deduct): out-of-period fuel costs (2)	(410)	(2,263)
Operating income, non-GAAP	$33,165	$13,120	152.8

Operating margin, as reported	8.8%	4.7%
Add: merger-related costs (1)	0.4	—
Add (deduct): out-of-period fuel costs (2)	(0.1)	(0.7)
Operating margin, non-GAAP	9.1%	4.0%	5.1

Income before taxes, as reported	$28,134	$13,110
Add: merger-related costs (1)	1,647	—
Add (deduct): out-of-period fuel costs (2)	(410)	(2,263)
Income before taxes, non-GAAP	$29,371	$10,847	170.8

Net income, as reported	$17,454	$12,786
Add: merger-related costs (1)	1,647	—
Add (deduct): out-of-period fuel costs (2)	(410)	(2,263)
Add (deduct): income tax effect of special items (3)	(333)	$—
Net income, non-GAAP	$18,358	$10,523	74.5

Fully diluted earnings per share, as reported	$0.39	$0.29
Add: merger-related costs (1)	0.04	—
Add (deduct): out-of-period fuel costs (2)	(0.01)	(0.05)
Add (deduct): income tax effect of special items (3)	(0.01)	$—
Fully diluted earnings per share, non-GAAP	$0.41	$0.24	70.8

(1)	Costs related to the plan of merger with Alaska Air Group, Inc.
(2)	Certain adjustments for fuel hedging costs and fuel usage taxes that do not apply to fuel consumed during the respective quarters.
(3)	Three months ended March 31, 2016 include the statutory tax effect of special items. For the three months ended March 31, 2015 tax effect on special items was marginal and excluded.

CASM, excluding Special Items and excluding Fuel and Profit Sharing (in cents):

	Three months ended March 31,
	2016	2015	% Change
CASM, as reported	10.17	11.03	(7.8)
Deduct: merger-related costs (1)	(0.05)	—
Add: out-of-period fuel costs (2)	0.01	0.08
CASM, non-GAAP, excluding special items	10.13	11.11	(8.8)
Deduct: aircraft fuel	(2.06)	(3.22)
Deduct: profit sharing	(0.11)	(0.07)
CASM, non-GAAP, excluding special items, aircraft fuel and profit sharing	7.96	7.82	1.8

(1)	Costs related to the plan of merger with Alaska Air Group, Inc.
(2)	Certain adjustments for fuel hedging costs and fuel usage taxes that do not apply to fuel consumed during the respective quarters.

Non-GAAP Fuel Price Per Gallon excluding Special Items

	Three months ended March 31,
	2016	2015	% Change
GAAP fuel cost per gallon	$1.56	$2.39
Add: out-of-period fuel adjustments (1)	0.01	0.06
Non-GAAP fuel cost per gallon excluding special item	$1.57	$2.45	(35.9)

(1)	Certain adjustments for fuel hedging costs and fuel usage taxes that do not apply to fuel consumed during the respective quarters.

Investor Contact:
Stephen Shulstein - stephen.shulstein@virginamerica.com or 650.645.5694
Media Contact:
Christie O'Toole - christie.otoole@virginamerica.com or 650.219.5159
Editor’s Note: Virgin America is a U.S.-controlled, owned and operated airline. It is an entirely separate company from Virgin Atlantic. Sir Richard Branson’s Virgin Group is a minority share investor in Virgin America.
About Virgin America: Known for its mood-lit cabins, three beautifully designed classes of service and innovative fleetwide amenities - like touch-screen personal entertainment, WiFi and power outlets at every seat, Virgin America (NASDAQ: VA) has built a loyal following of flyers and earned a host of awards since launching in 2007 - including being named both the "Best U.S. Airline" in Condé Nast Traveler's Readers' Choice Awards and "Best Domestic Airline" in Travel + Leisure's World's Best Awards for the past eight consecutive years. www.virginamerica.com